UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2017 (September 18, 2017)

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 18, 2017, KemPharm, Inc., or the Company, received a letter from the Listing Qualifications Department of The NASDAQ Stock Market, LLC, or NASDAQ, notifying the Company that the listing of its common stock was not in compliance with NASDAQ Listing Rule 5450(b)(2)(a) for continued listing on the NASDAQ Global Market, as the market value of the Company’s listed securities was less than $50 million for the previous 30 consecutive business days. Under NASDAQ Listing Rule 5810(c)(3)(C), the Company has a period of 180 calendar days, or until March 19, 2018, to regain compliance with the rule referred to in this paragraph. To regain compliance, during this 180-day compliance period, the Company’s market value of listed securities must close at $50 million or more for a minimum of 10 consecutive business days. The notice has no present impact on the listing of the Company’s securities on the NASDAQ Global Market.

In the event that the Company does not regain compliance with the NASDAQ Listing Rules prior to the expiration of the 180-day compliance period, it will receive written notification from NASDAQ that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable NASDAQ Listing Rules.  If the Company does not regain compliance within the 180-day compliance period, it may also transfer the listing of its common stock to the NASDAQ Capital Market, provided that the Company then meets the applicable requirements for continued listing on the NASDAQ Capital Market based on the Company’s most recent public filings and market information, including the minimum market value of listed securities requirement of $35 million.

The Company intends to actively monitor its market value of listed securities and, as appropriate, will consider available options to resolve the deficiencies and regain compliance with the NASDAQ Listing Rules, including applying to transfer to the NASDAQ Capital Market.

There can be no assurance that the Company will be successful in maintaining the listing of its common stock on the NASDAQ Global Market, or, if transferred, on the NASDAQ Capital Market. This could impair the liquidity and market price of its common stock. In addition, the delisting of its common stock from a national exchange could have a material adverse effect on the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of its common stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KemPharm, Inc.

Date: September 19, 2017	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer